Exhibit 21.1
SUBSIDIARIES OF ARES CAPITAL CORPORATION

Name	Jurisdiction
AC CORPORATE HOLDINGS, INC.	DELAWARE
ACAS CRE CDO 2007-1 DEPOSITOR, LLC	DELAWARE
ACAS CRE CDO 2007-1, LLC	DELAWARE
ACAS CRE SERVICES, LLC	DELAWARE
ACAS, LLC	DELAWARE
ALLIED CRESCENT EQUITY, LLC	DELAWARE
ARCC BEACON LLC	DELAWARE
ARCC BLOCKER CORP.	DELAWARE
ARCC BLOCKER II LLC	DELAWARE
ARCC BLOCKER III LLC	DELAWARE
ARCC BLOCKER IV LLC	DELAWARE
ARCC BLOCKER V LLC	DELAWARE
ARCC BLOCKER VI LLC	DELAWARE
ARCC BLOCKER VII LLC	DELAWARE
ARCC BLOCKER VIII LLC	DELAWARE
ARCC ED CORP.	DELAWARE
ARCC FB FUNDING LLC	DELAWARE
ARCC FD CORP.	DELAWARE
ARCC FGP CORP.	DELAWARE
ARCC GREEN ENERGY PARTNERS BLOCKER LLC	DELAWARE
ARCC HEELSTONE LLC	DELAWARE
ARCC HS LLC	DELAWARE
ARCC KPS CORP.	DELAWARE
ARCC LSQ LLC	DELAWARE
ARCC MBU HOLDINGS LLC	DELAWARE
ARCC MCF 1, LLC (f/k/a DYNAMIC EQUITY, LLC)	DELAWARE
ARCC MCF 2 LLC	DELAWARE
ARCC MH LLC	DELAWARE
ARCC NV1 CORP.	DELAWARE
ARCC NV2 CORP.	DELAWARE
ARCC OTG CORP.	DELAWARE
ARCC OTG PREFERRED CORP.	DELAWARE
ARCC PCGI III AIV BLOCKER, INC.	DELAWARE
ARCC PCP GP, LLC	DELAWARE
ARCC PCP L.P.	CAYMAN ISLANDS
ARCC PG LLC	DELAWARE
ARCC PH CORP.	DELAWARE
ARCC PJMB LLC	DELAWARE
ARCC PT CORP	DELAWARE
ARCC RB LLC	DELAWARE
ARCC RT LLC	DELAWARE
ARCC S2 LLC (F/K/A AC POSTLE, LLC)	DELAWARE
ARCC SC LLC	DELAWARE
ARCC SHC LLC	DELAWARE
ARCC SK BLOCKER CORP.	DELAWARE
ARCC TM CORP.	DELAWARE
ARCC ULTIMUS LLC	DELAWARE
ARCC UNIVERSAL CORP.	DELAWARE
ARCC VP LLC	DELAWARE
ARES CAPITAL CP FUNDING HOLDINGS LLC	DELAWARE

ARES CAPITAL CP FUNDING LLC	DELAWARE
ARES CAPITAL JB FUNDING LLC	DELAWARE
BW LANDCO LLC	DELAWARE
CALDER EQUITY, LLC	DELAWARE
ECAS 2016 LTD.	GUERNSEY
EUROPEAN CAPITAL LIMITED	GUERNSEY
HCI EQUITY, LLC	ILLINOIS
IVY HILL ASSET MANAGEMENT GP, LLC	DELAWARE
MULTIAD EQUITY CORP.	DELAWARE
POTOMAC ENERGY CENTER, LLC	VIRGINIA
POTOMAC INTERMEDIATE HOLDINGS II LLC	DELAWARE
POTOMAC INTERMEDIATE HOLDINGS III LLC	DELAWARE
S2 EQUITY CORP.	DELAWARE
STARTEC EQUITY, LLC	DELAWARE
In addition, we may be deemed to control certain portfolio companies identified as “Affiliated” companies that we “Control” in footnote 5 to the Consolidated Schedule of Investments as of December 31, 2021 included in the Financial Statements portion of Ares Capital Corporation’s Form 10-K for the year ended December 31, 2021.